Exhibit (a)(5)(G)

Portola Town Hall June 1, 2020 BUNNY WITH HER HUBAND, JOE LIVING WITH PNH

**Additional Information about the Transaction and Where to Find It**

This communication does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Portola Pharmaceuticals, Inc. ("Portola") securities. On May 27, 2020, Odyssey Merger Sub Inc. ("Purchaser"), a direct, wholly owned subsidiary of Alexion Pharmaceuticals, Inc. ("Alexion"), commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.001 per share, of Portola, at a price per share of $18.00, net to the holder of such share, in cash, without interest and subject to any applicable withholding tax. The tender offer expires one minute following 11:59 p.m., New York City time, on Wednesday, July 1, 2020, unless extended. If the tender offer is extended, we will inform the depositary of that fact and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the business day after the day on which the tender offer was scheduled to expire. On May 27, 2020, Alexion and Purchaser filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the "SEC") and Portola filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and security holders are urged to read these materials (including an Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully since they contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials are filed with the SEC, and investors and security holders may obtain a free copy of these materials and other documents filed by Alexion and Portola with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Alexion and Purchaser file with the SEC are available to all investors and security holders of Portola free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Portola under the "Investors and Media" section of Portola's website at www.portola.com.

**Cautionary Note Regarding Forward-Looking Statements**

To the extent that statements contained in this communication are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs, certain assumptions and current expectations of management and may be identified by words such as "believes," "plans," "anticipates," "projects," "estimates," "expects," "intends," "strategy," "future," "opportunity," "may," "will," "should," "could," "potential," or similar expressions. Such forward-looking statements are based on management's current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Portola by Alexion may not be completed; the possibility that competing offers or acquisition proposals for Portola will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Portola common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Alexion's or Portola's business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of Portola's business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufactures, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the anticipated benefits of Portola's therapy (Andexxa) not being realized (including expansion of the number of patients using the therapy); the phase 4 study regarding Andexxa does not meet its designated endpoints and/or is not deemed safe and effective by the Food and Drug Administration ("FDA") or other regulatory agencies (and commercial sales are prohibited or limited); future clinical trials of Portola products not proving that the therapies are safe and effective to the level required by regulators; anticipated Andexxa sales targets are not satisfied; Andexxa does not gain acceptance among physicians, payers and patients; potential future competition by other Factor Xa inhibitor reversal agents; decisions of regulatory authorities regarding the adequacy of the research and clinical tests, marketing approval or material limitations on the marketing of Portola products; delays or failure of product candidates or label extension of existing products to obtain regulatory approval; delays or the inability to launch product candidates (including products with label extensions) due to regulatory restrictions; failure to satisfactorily address matters raised by the FDA and other regulatory agencies; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the adequacy of pharmacovigilance and drug safety reporting processes; and a variety of other risks set forth from time to time in Alexion's or Portola's filings with the SEC, including but not limited to the risks discussed in Alexion's Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC and the risks discussed in Portola's Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the SEC. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Alexion's and Portola's businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Alexion and Portola disclaim any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

3 | RARE INSPIRATION. CHANGING LIVES. PRINCIPLES FOR INTEGRATION THEMES  Patient - centric Patients are our guiding stars  Nurture  Belonging Build relationships and welcome cultural diversity Humility Learn from each other and keep perspective Integrity Embrace Quality, leverage Compliance, clarify expectations, and deliver Pioneering Spirit Collaborate to innovate for solutions

4 | RARE INSPIRATION. CHANGING LIVES. THEMES FROM YOUR SUBMITTED QUESTIONS YOUR VOICE IS HEARD Equity Salary & Bonus Job Clarity * Two years from launch by geography, by indication Welcome Equity Grant for ongoing employees Location Salary, Bonus & Benefits

5 | RARE INSPIRATION. CHANGING LIVES. A CULTURAL ASSESSMENT PREPARES US TO INTEGRATE Greater Openness to Differences Greater understanding and willingness to exhibit cultural values in local ways Seamless integration Better understanding of how work gets done will in turn drive the opportunity for a faster, more productive integration Higher Engagement Better understanding of the two cultures will allow team members to become integrated quickly and in turn foster an immediate sense of belonging Improved Retention Higher likelihood for key talent to remain with the organization by nurturing a sense of belonging and understanding

Confidential. For Internal Use Only. 6 | RARE INSPIRATION. CHANGING LIVES. Confidential. For Internal Use Only. EMPLOYEE VOICES INFORM OUR INTEGRATION PLANS ASSESSMENT Mini Focus Groups May 26 - June 4* Quantitative Diagnostic May 28 - June 4* Alexion/ Portola Joint Session June 11/June 15* FOCUS • Gain insights from 20 - 25 Portola & 15 Alexion employees into existing and aspirational aspects of each culture, ways of working, and aspirations for the integration • Gain insights from 30 - 50 Alexion employees & 20 - 25 Portola employees into existing and aspirational aspects of each culture and ways of working • Share report - out from the diagnostic and interviews and conduct Joint Session with Alexion/ Portola subset of the interviewees and Integration Planning Team to reinforce similarities and solution for differences that could create misunderstandings or concerns during the integration OUTPUT • Qualitative understanding of the how employees understand and live each organization’s culture - Including quotes • Quantitative understanding of similarities and differences between cultures to supplement the focus groups • Proposal clearly outlining the areas of focus to ensure a more seamless integration between Alexion and Portola Outputs from the Assessment will be leveraged to create recommendations for integration and a change management plan to help enable a more seamless integration and create clarity around what is culturally important to employees in both organizations. *Timelines subject to change, pending final approval of questions and approach

Confidential. For Internal Use Only. 7 | RARE INSPIRATION. CHANGING LIVES. Confidential. For Internal Use Only. • Integration planning • Culture assessment & readout Pre - close • Increased communication • Opportunity to hear from additional leadership • Further clarity on p rocess for job confirmation and other personal questions • Employee onboarding TIMELINE OF WHAT TO EXPECT Close

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